Exhibit 23.1



	       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1995 appearing on page 23 of the Annual Report to Shareholders of Plymouth Rubber Company, which is incorporated by reference in Plymouth Rubber Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1994. We also consent to the incorporation by reference of our report on the Financial Statements, which appears on page 23 of such Annual Report on Form 10-K.



Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
December 27, 1995